TOP SOURCE TECHNOLOGIES, INC.
                          7108 Fairway Drive, Suite 200
                        Palm Beach Gardens, FL 33418-3757



                                                     September 27, 1999



Mr. George Jeff Mennen
TMF Investments, Inc.
25 B Hanover Road
Florham Park, NJ  07932

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890
Attention:  Neil Howard, Esq.

Gentlemen:

     This letter is to amend the Stock Purchase Agreement entered into among Top Source Technologies, Inc. (the "Company") and the addressees of this letter on November 17, 1998, in the following respects:

1. The second certificate of designation for the Series B Convertible Redeemable Preferred Stock (the "Series B Preferred") shall be amended in order to extend the time of the Company to redeem the Series B Preferred at 115% of stated value plus accrued dividends through and including December 31, 2000, and the Series B Preferred shall not be convertible prior to January 1, 2001, without the express written consent of the Company.

2. In all other respects, the Stock Purchase Agreement is ratified and confirmed.

3. As consideration for this modification, the Company shall issue warrants to purchase 250,000 shares of its common stock at an exercise price of $2.38 per share expiring at 6:00 p.m. New York time on October 27, 2009. Of these warrants, 142,857 shall be issued to Wilmington Trust Co. and George Jeff Mennen Co-trustees U/A dated 11/25/70, and 107,143 shall be issued to the George Jeff Mennen, Trustee U/A dated 10/23/85, f/b/o descendants of George S. Mennen.

Mr. Mennen and Wilmington Trust
September 27, 1999
Page -2-



     Please execute a copy of this letter agreement evidencing your agreement to be bound.
                                                     Sincerely yours,



                                                     William C. Willis, Jr.
                                                     President

We hereby agree to the foregoing.


Wilmington Trust Co. and  George Jeff Mennen,  Co-Trustees U/A dated  11/25/70


BY: /s/George Jeff Mennen, Trustee
    George Jeff Mennen, Trustee



George Jeff Mennen, Trustee
U/A dated 10/23/85 f/b/o descendents of George S. Mennen

BY: /s/George Jeff Mennen, Trustee
    George Jeff Mennen, Trustee